Exhibit 99.1

  FIRST STATE FINANCIAL CORPORATION POSTS RECORD EARNINGS FOR FISCAL YEAR ENDED
                                DECEMBER 31, 2004

    SARASOTA, Fla., Feb. 7 /PRNewswire-FirstCall/ -- First State Financial Corporation (Nasdaq: FSTF), a bank holding company based in Sarasota, Florida, has reported financial results for the quarter and fiscal year ended December 31, 2004. Earnings of First State Financial Corporation are derived from the operations of the sole subsidiary, First State Bank.

    For the three months ended December 31, 2004, the company posted a net profit of $633,567, as compared to a net profit of $361,985 reported for the three months ended December 31, 2003, an increase of 75.03%. Basic earnings per share for the quarter ending December 31, 2004 were $.16 compared to $.12 for the fourth quarter of 2003. Diluted earnings per share were $.16 and $.12 respectively. For the twelve months ended December 31, 2004, the company posted a net profit of $2,072,266. This represents an increase of 160.74% when compared to a net profit of $794,769 reported for the twelve months ended December 31, 2003. Basic earnings per share for the year ending December 31, 2004 were $.60 compared to $.26 for the year ended December 31, 2003. Diluted earnings per share were $.59 and $.26 respectively. Management points to improved operating efficiencies, further maturation of an ambitious sales culture development program and a significant increase in interest earning assets as the primary reasons for the increase in net profits.

    As of December 31, 2004, deposits totaled $212.38 million, representing a 15.0% increase when compared to the $184.73 million posted as of December 31, 2003. The bank continues to place primary deposit raising emphasis on building the level of non-CD deposits by concentrating on core deposit growth -- particularly business transaction accounts.

    Lending activity for the period has been robust, as evidenced by the growth in the loan portfolio. As of December 31, 2004, total loans grew to $227.93 million from $182.53 million as of December 31, 2003. This represents a 24.9% increase. While the majority of our loan growth is centered in the commercial and commercial real estate areas, the Bank continues to reach out to its broad customer base offering a wide range of lending services including home equity and other consumer loans.

    As of December 31, 2004, assets totaled $274 million, an increase of 29.1% when compared to $212.31 million reported as of December 31, 2003. With the recent completion of a common stock offering, including over allotment, of 2,446,625 shares, shareholders equity increased to $42.15 million.

    About First State Financial Corporation -- First State Financial Corporation is a bank holding company headquartered in Sarasota, Florida. The business of First State Financial Corporation is conducted through the sole subsidiary, First State Bank. The Bank, established in 1988, is involved in commercial banking in Sarasota and Pinellas counties on the west coast of Florida. The common stock of the company trades on Nasdaq, symbol FSTF.

    Further information regarding First State Financial Corporation and First State Bank may be obtained by contacting Mr. Corey J. Coughlin, President and CEO, or Mr. Dennis Grinsteiner, Senior Vice President, Chief Financial Officer, 22 South Links Avenue, Suite 100, Sarasota, Florida 34236.
Telephone: 941-929-9000. Email:  ccoughlin@firststatefl.com ;
dgrinsteiner@firststatefl.com .

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    The information provided herein may contain forward-looking statements.
Statements that are not historical facts, including statements about First State Bank's beliefs and expectations, are forwarding statements. These statements are based on beliefs and assumptions by First State Bank's management, and on information currently available to such management. The forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Security Exchange Act of 1934. Forward-looking statements include statements preceded by, followed by or that include the words "intends," "believes," "expects," "anticipates," " plans," " estimates," or similar expressions or future conditional verbs such as "will," "should," "would," and "could." Forward-looking statements peak only as of the date they are made and First State Bank undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Management cautions that a number of important factors could cause actual results to differ materially.

SOURCE  First State Financial Corporation
    -0-                             02/07/2005
    /CONTACT: Corey J. Coughlin, President & CEO, +1-941-330-1865, or ccoughlin@firststatefl.com, or Dennis Grinsteiner, Senior Vice President, Chief Financial Officer, +1-941-929-9000, or dgrinsteiner@firststatefl.com, both of First State Financial Corporation /
    /Web site:  http://www.firststatefl.com /